Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171

FOR IMMEDIATE RELEASE
--------------------------------------

Contact:     336-436-4855              Shareholder Direct:   800-LAB-0401
             Pamela Sherry                                   www.labcorp.com
             Investor@labcorp.com

LABORATORY CORPORATION OF AMERICA-REGISTERED
TRADEMARK- ANNOUNCES THIRD QUARTER RESULTS

Genomic Testing Drives Revenue Growth of 16.8 Percent, EBITDA
Margins of 22.3 Percent and Strong Cash Flow Increases

Burlington, NC, October 30, 2002 - Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) (NYSE:
LH) today announced results for the quarter and nine months ended
September 30, 2002.

Third Quarter Results:

Revenues in the third quarter were $655.2 million, an increase of 16.8 percent compared to the same period in 2001, and reflect the acquisition of Dynacare Inc. on July 25, 2002. Testing volume, measured by accessions, increased 13.2 percent compared to the prior year, or 4.3 percent on a pro forma basis, assuming that Dynacare had been part of LabCorp since
January 1, 2001. Price per accession increased 3.6 percent compared to third quarter 2001.

Net income for the quarter increased to $67.5 million, or $0.46 per diluted share, compared to 2001 third quarter net income of $51.2 million, or $0.41 per diluted share, before special items in both periods and adjusted for the required change in goodwill accounting (SFAS 142) and the special items.

The special items relate to a $17.5 million pre-tax restructuring charge recorded in the third quarter of 2002 in connection with the integration of Dynacare, which contributed to an earnings loss of $0.07 per share, and an extraordinary item and one-time charge in the third quarter of 2001 relating to early extinguishment of debt.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $145.9 million for the third quarter, or 22.3 percent of net sales, compared to $125.3 million, or 22.3 percent of net sales, for the same period in 2001, adjusted for the special items. Bad debt expense improved to 8.4 percent of sales and days sales outstanding were 56 days. During the quarter, the company repaid $80 million of the $200 million in debt borrowed on July 25 in connection with the acquisition of Dynacare. Operating cash flow was $121.1 million and the cash balance at the end of the quarter was $98.4 million.

"Our results continue to demonstrate high quality of earnings, with solid revenue growth, substantial EBITDA margins and strong cash generation," said Thomas P. Mac Mahon, chairman and chief executive officer. "Since the end of July, we have made excellent progress in integrating Dynacare. The integration process is ahead of schedule, with significant growth opportunities expected in selected U.S. markets."

"Additionally, LabCorp continues to concentrate on further expanding its offering of genomic tests, with volume growth in this segment exceeding 20 percent, " noted Mr. Mac Mahon. "Over the past several years, we have demonstrated that LabCorp's genomic strategy to build upon it's capabilities in this arena is fundamentally sound. This strategy remains our cornerstone for long-term revenue growth, and we expect to offer many more important genomic tests in coming years. Recently, we announced an exclusive agreement with Celera Diagnostics to collaborate on new tests for Alzheimer's disease and breast and prostate cancer. This promising strategic alliance is the latest in a series of partnerships, including exclusive relationships with Myriad Genetics and EXACT Sciences, which continue to solidly position LabCorp's genomics testing business for future profitable growth."

Nine Month Results:

For the nine-month period ended September 30, 2002, revenues were $1,857.6 million, an increase of 13.5 percent compared to the same period in 2001, and reflect the acquisition of Dynacare on July 25, 2002. Testing volume, measured by accessions, increased 9.5 percent compared to the prior year, or 6.5 percent on a pro forma basis, assuming that Dynacare had been part of LabCorp since January 1, 2001. Price per accession increased
4.0 percent compared to the 2001 period.

Net income was $211.9 million, or $1.47 per diluted share, compared to $146.8 million in 2001, or $1.18 per diluted share, before the special items in both periods and adjusted for the required change in goodwill accounting. EBITDA was $439.9 million, or 23.7 percent of sales, compared to $363.8 million, or 22.2 percent of sales, adjusted for special items in both years. Operating cash flow was $326.4 million.

A live broadcast of LabCorp's quarterly conference call on October 31, 2002 will be available online at www.labcorp.com or at www.streetevents.com beginning at 9:00 a.m. Eastern Time, with an online rebroadcast continuing through December 1, 2002. The live call at 9:00 a.m. is also available in a listen-only mode by dialing 212-896-6076. A telephone replay of the call will be available through November 7, 2002 and can be heard by dialing 800-633-8284 (402-977-9140 for international callers). The access code for the replay is 209-21-824.

The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 19,000 employees, the Company offers more than 4,000 clinical tests ranging from routine analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.

- End of Text  -

- Table to Follow -

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Statements of Operations
(Dollars in millions, except per share data - shares in millions)

                                            Three Months Ended
                                               September 30,
                                          ---------------------
                                             2002         2001
                                          ---------------------

Net sales                                 $  655.2     $  560.9
Cost of sales                                381.9        322.9
Selling, general and administrative          153.4        128.0
Amortization of intangibles and
   other assets                                6.2          9.7
Restructuring and other special charges       17.5           --
                                           -------      -------
Operating income                              96.2        100.3
                                           -------      -------
Other income (expense)                          --         (0.7)
Interest income                                0.9           --
Interest expense                              (5.3)        (6.5)
Income from equity investments, net            6.2           --
Termination of interest rate swap agreement    --          (8.9)
                                           -------      -------
Earnings before income taxes and
   extraordinary loss                         98.0         84.2

Provision for income taxes                    40.7         37.9
                                           -------      -------
Net earnings before extraordinary loss    $   57.3     $   46.3
Extraordinary loss, net of tax benefit          --          3.2
                                           -------      -------
Net earnings after extraordinary loss     $   57.3     $   43.1
                                           =======      =======

Net earnings before extraordinary loss
   and special charges                    $   67.5     $   51.2
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings before extraordinary loss    $   0.39     $   0.33
                                           -------      -------
Net earnings after extraordinary loss     $   0.39     $   0.31
                                           -------      -------
Net earnings before extraordinary loss
   and special charges                    $   0.46     $   0.36
                                           -------      -------

Weighted average shares oustanding           145.7        141.3
                                           -------      -------
EBITDA                                    $  145.9     $  125.3
                                           -------      -------

                                            Nine Months Ended
                                               September 30,
                                          ---------------------
                                            2002         2001
                                          ---------------------

Net sales                                 $1,857.6     $1,636.0
Cost of sales                              1,049.7        935.5
Selling, general and administrative          427.3        380.4
Amortization of intangibles and
   other assets                               16.4         29.9
Restructuring and other special charges       17.5           --
                                           -------      -------
Operating income                             346.7        290.2
                                           -------      -------
Other income (expense)                        (0.4)        (1.9)
Interest income                                2.9          1.5
Interest expense                             (13.7)       (22.8)
Income from equity investments, net            6.2           --
Termination of interest rate swap agreement    --          (8.9)
                                           -------      -------
Earnings before income taxes and
   extraordinary loss                        341.7        258.1

Provision for income taxes                   140.1        116.2
                                           -------      -------
Net earnings before extraordinary loss    $  201.6     $  141.9
Extraordinary loss, net of tax benefit          --          3.2
                                           -------      -------
Net earnings after extraordinary loss     $  201.6     $  138.7
                                           =======      =======

Net earnings before extraordinary loss
   and special charges                    $  211.8     $  146.8
                                           =======      =======

Diluted earnings per common share:
---------------------------------
Net earnings before extraordinary loss    $   1.40     $   1.00
                                           -------      -------
Net earnings after extraordinary loss     $   1.40     $   0.98
                                           -------      -------
Net earnings before extraordinary loss
   and special charges                    $   1.47     $   1.04
                                           -------      -------

Weighted average shares oustanding           143.7        140.9
                                           -------      -------
EBITDA                                    $  439.9     $  363.8
                                           -------      -------

LABORATORY CORPORATION OF AMERICA HOLDINGS
Consolidated Balance Sheets
(Dollars in millions, except per share data - shares in millions)

                                September 30,          December 31,
                              ------------------     --------------

                                    2002                  2001
                              ------------------     --------------
Cash and cash equivalents        $    98.4              $   149.2
Accounts receivable, net             418.7                  365.5
Property, plant & equipment          355.3                  309.3
Intangible assets, net             1,610.8                  968.5
Other assets                         170.4                  137.1
                                  --------               --------
                                 $ 2,653.6              $ 1,929.6
                                  ========               ========

Total bank debt                  $   123.7              $      --
Zero coupon-subordinated notes       510.3                  502.8
Other liabilities                    444.4                  341.3
Shareholders' equity               1,575.2                1,085.5
                                  --------               --------
                                 $ 2,653.6              $ 1,929.6
                                  ========               ========


Notes to Financial Tables
-------------------------

1) During the third quarter of 2002, the Company recorded restructuring and other special charges of $17.5 million, principally relating to costs that will be incurred as part of its integration of the Dynacare acquisition, which closed on July 25, 2002.

2) During the third quarter of 2001, the Company recorded an extraordinary loss of $3.2 million (net of tax benefit) relating to the write-off of unamortized bank fees associated with the Company's term debt, which was repaid in September of 2001. The Company also recorded a charge of $8.9 million as a result of a payment made to a bank to terminate an interest rate swap agreement tied to the Company's term loan.

3) EBITDA represents income before net interest expense, income taxes, depreciation and amortization and before the loss on termination of an interest rate swap agreement and extraordinary item in 2001 and restructuring and other charges principally relating to the integration of the Dynacare acquisition in 2002. EBITDA also includes the Company's proportional share of the underlying EBITDA from the income from equity investments.


4) In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" ("SFAS 142"), which the Company adopted on January 1, 2002. The following table presents net income and diluted earnings per common share data adjusted to exclude the amortization of goodwill, assuming that SFAS 142 had been in effect for the periods presented (in millions, except per share data):


                                 Three Months Ended     Nine Months Ended
                                 September 30, 2001    September 30, 2001
                                 ------------------    ------------------
Net income:
----------
Adjusted net earnings before
  extraordinary loss                $   52.5               $  161.1
Adjusted net earnings after
  extraordinary loss                    49.3                  157.9

Adjusted net earnings before
  extraordinary loss and
  special charges                       57.4                  166.0


Diluted earnings per common share:
---------------------------------
Adjusted earnings per common
  share before extraordinary loss   $   0.37               $   1.14
Adjusted earnings per common
  share after extraordinary loss        0.35                   1.12

Adjusted earnings per common
  share before extraordinary loss
  snd special charges                   0.41                   1.18